SECOND AMENDMENT
TO EXHIBIT B TO THE
STOCK PURCHASE, LOAN AND SECURITY AGREEMENT

This Second Amendment to Exhibit B to the Stock Purchase, Loan and Security Agreement (the “Second Amendment”) dated effective as of May 1, 2009, by and among the Investors and Beamz Interactive, Inc. (the “Company”), is executed by an authorized officer of the Company. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Stock Purchase Agreement.

WITNESSETH:

WHEREAS, the Investors and the Company are parties to that certain Stock Purchase, Loan and Security Agreement, dated as of January 28, 2009, as amended on February 23, 2009 (the “Stock Purchase Agreement”); and

WHEREAS, Section 2.3 of the Stock Purchase Agreement provides that Exhibit B to the Stock Purchase Agreement shall be amended to reflect the additional purchases of Shares and loans made pursuant to an Additional Closing; and

WHEREAS, in accordance with the terms of the Stock Purchase Agreement, the Company held an Additional Closing and issued additional Series C Preferred Stock and Notes to Joan Brubacher and Evolution Marketing, Inc. effective as of May 1, 2009; and

WHEREAS, in light of the above, the Company desires to amend Exhibit B to the Stock Purchase Agreement as provided below;

NOW, THEREFORE, Exhibit B to the Stock Purchase Agreement is hereby amended as follows:

(1)         Amendment of Exhibit B. Exhibit B to the Stock Purchase Agreement is hereby amended to read in its entirety as set forth in Exhibit A attached hereto.

(2)         Except as specifically provided herein, the Stock Purchase Agreement shall remain in full force and effect.

1

IN WITNESS WHEREOF, the authorized officer of the Company has executed this Second Amendment as of the date first above written.

COMPANY:

/s/ Charles Mollo
`	Charles Mollo, CEO

2

Exhibit A

EXHIBIT B

INVESTORS AND PURCHASES

Name of Investor	Shares Purchased	Aggregate Purchase Price for Shares		Principal Amount of Loan

INITIAL CLOSING January 28, 2009

TM 07 Investments LLC	70,286	$492		$49,508

CMI International LLC	35,143	$246		$24,754

CJMO, LLC	105,429	$738		$74,262

Oak Stream Investors II, Ltd.	140,572	$984		$99,016

Thomas F. Gardner	70,286	$492		$49,508

Hotwire Development, LLC	140,572	$984	(1)	$99,016	(1)

ADDITIONAL CLOSING February 23, 2009

Rick Dahlson	35,143	$246	(2)	$24,754	(2)

Thomas F. Gardner	49,200	$344	(3)	$34,656	(3)

Jerry Riopelle	35,143	$246	(2)	$24,754	(2)

Jeff Doss	35,143	$246	(2)	$24,754	(2)

TM 07 Investments, LLC(4)	126,515	$886	(5)	$89,114	(5)

ADDITIONAL CLOSING May 1, 2009

Joan Brubacher	35,143	$246		$24,754

Evolution Marketing, Inc.	70,286	$492		$49,508

TOTAL	948,861	$6,642		$668,358

A-1

(1)In lieu of a $100,000 fee under that certain Development, Manufacturing and Outsourcing Agreement, of even date herewith, by and between Hotwire and the Company.

(2) In lieu of a $25,000 fee for service as a director of the Company.

(3) In lieu of a $25,000 fee for service as a director of the Company and a $10,000 consulting fee for service as a consultant to the Company.

(4) Charlie Mollo’s Series C Preferred Stock and Notes issued for his service as a director and his service as Chief Executive Officer are issued in the name of TM 07 Investments, LLC.

(5) In lieu of a $25,000 fee for service as a director and $65,000 fee for service as the Chief Executive Officer of the Company.

A-2